Exhibit 99.2(K)(2)

AMERICAN BEACON FUNDS
AMERICAN BEACON SELECT FUNDS
AMERICAN BEACON INSTITUTIONAL FUNDS TRUST

SUB-ADMINISTRATIVE SERVICES FEE AGREEMENT

This Agreement (“Agreement”) is effective as of April 30, 2017, by the American Beacon Funds and the American Beacon Select Funds, each a Massachusetts business trust, and the American Beacon Institutional Funds Trust, a Delaware statutory trust (collectively, the “Trusts”), on behalf of each Fund of a Trust listed on Schedule A hereto, as may be amended from time to time (each, a “Fund”), and American Beacon Advisors, Inc., a Delaware corporation (“Manager”) (the “Parties”).

WHEREAS, each Trust has entered into a Management Agreement (collectively, the “Management Agreement”) with the Manager pursuant to which the Trust has appointed the Manager to serve as the investment adviser and administrator of the Trust; and

WHEREAS, pursuant to the Management Agreement, the Manager has agreed to provide to each Fund, at the Manager’s cost and expense, all administrative and clerical services deemed necessary for the Funds and their classes of shares, including the services set forth on Schedule B to the Management Agreement (“Administrative Services”); and

WHEREAS, the Management Agreement authorizes the Manager, at the Manager’s expense, to delegate the performance of  any Administrative Services to another appropriate party, including an affiliate of the Manager, subject to the approval of the Trust’s Board of Trustees (“Board”); and

WHEREAS, following the Board’s approval, the Manager has entered into a Sub-Administration Agreement (“Sub-Administration Agreement”) with State Street Bank and Trust Company (“State Street”) pursuant to which the Manager has delegated to State Street the performance of certain of the Administrative Services (the “Delegated Services”); and

WHEREAS, Section III of the combined fee schedule (“Combined Fee Schedule”) to the Custody Agreements each between  a Trust and State Street (collectively, the “Custody Agreement”) and the Sub-Administration Agreement requires the Manager to pay fees for both the Delegated Services and certain additional services (“Additional Services”) that have, in the past been paid for by, and contractually are an obligation of, the Funds under the Custody Agreement; and

WHEREAS, the Parties wish to confirm and memorialize the responsibility of the Manager to pay the costs of the Delegated Services pursuant to the Sub-Administration Agreement and the responsibility of the Funds to reimburse the Manager for the costs of the Additional Services that will be paid by the Manager.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

1.         Payments by the Manager.  The Manager agrees to pay to State Street fees for the (1) the Delegated Services pursuant to the Sub-Administration Agreement; and (2) Additional Services provided to the Funds by State Street, as set forth in Section III of the Combined Fee Schedule.

2.         Reimbursement by the Funds.  The Funds agree to reimburse the Manager the fees for Additional Services set forth in Section III of the Combined Fee Schedule.  The Funds will pay the Manager such fees, on a monthly basis within [    ] days of the payment by the Manager of such fees to State Street.

3.         Duration and Termination.  This Agreement shall become effective upon the date set forth in Schedule B and shall continue in effect for the term of the Sub-Administration Agreement, or as otherwise agreed by the parties.

4.         Amendments.  No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no material amendment of this Agreement as to a given Trust or Fund thereof shall be effective until approved by the Board and such Trust or Fund shareholders to the extent required by the 1940 Act.

5.         Trust and Shareholder Liability.  The Manager is hereby expressly put on notice of the limitation of shareholder liability as set forth in a Trust’s Declaration of Trust and agrees that obligations assumed by a Trust pursuant to this Agreement shall be limited in all cases to a Trust and its assets, and if the liability relates to one or more Fund, the obligations hereunder shall be limited to the respective assets of that Fund.  The Manager further agrees that it shall not seek satisfaction of any such obligation from the shareholders or any individual shareholder of the Fund, nor from the Trustees or any individual Trustee of a Trust.

6.         Non-Binding Agreement.  This Agreement is executed by each Trust’s Trustees and/or officers in their capacities as Trustees and/or officers and the obligations of this Agreement are not binding upon any of them or the shareholders individually; rather, they are binding only upon the assets and property of that Trust.

7.        Entire Agreement.  This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior amendments and understandings relating to the subject matter hereof.

8.         Governing Law.  This Agreement shall be construed in accordance with the laws of the State of Texas, without giving effect to the conflicts of laws principles thereof, and in accordance with the 1940 Act.  To the extent that the applicable laws of the State of Texas conflict with the applicable provisions of the 1940 Act, the latter shall control.

9.         Severability.  If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

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AMERICAN BEACON FUNDS
AMERICAN BEACON SELECT FUNDS
AMERICAN BEACON INSTITUTIONAL FUNDS TRUST

By:	/s/ Gene L. Needles, Jr.
Gene L. Needles, Jr.
President

AMERICAN BEACON ADVISORS, INC.

By:	/s/ Jeffrey K. Ringdahl
Jeffrey K. Ringdahl
Chief Operating Officer

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AMERICAN BEACON FUNDS
AMERICAN BEACON SELECT FUNDS
AMERICAN BEACON INSTITUTIONAL FUNDS TRUST

SUB-ADMINISTRATIVE SERVICES FEE AGREEMENT

SCHEDULE A

AMERICAN BEACON FUNDS

American Beacon AHL Managed Futures Strategy Fund
American Beacon Acadian Emerging Markets Managed Volatility Fund
American Beacon Alpha Quant Core Fund
American Beacon Alpha Quant Dividend Fund
American Beacon Alpha Quant Quality Fund
American Beacon Alpha Quant Value Fund
American Beacon ARK Transformational Innovation Fund
American Beacon Bahl & Gaynor Small Cap Growth Fund
American Beacon Balanced Fund
American Beacon Bridgeway Large Cap Growth Fund
American Beacon Bridgeway Large Cap Growth II Fund
American Beacon Bridgeway Large Cap Value Fund
American Beacon Crescent Short Duration High Income Fund
American Beacon Flexible Bond Fund
American Beacon Garcia Hamilton Quality Bond Fund
American Beacon GLG Total Return Fund
American Beacon Global Evolution Frontier Markets Income Fund
American Beacon Grosvenor-Long/Short Fund

American Beacon International Equity Fund
American Beacon Ionic Strategy Arbitrage Fund
American Beacon Large Cap Value Fund
American Beacon Mid-Cap Value Fund
American Beacon Numeric Integrated Alpha Fund
American Beacon SGA Global Growth Fund
American Beacon Shapiro Equity Opportunities Fund American Beacon Shapiro SMID Cap Equity Fund
American Beacon SiM High Yield Opportunities Fund
American Beacon Small Cap Value Fund
American Beacon Sound Point Floating Rate Income Fund
American Beacon Stephens Mid-Cap Growth Fund
American Beacon Stephens Small Cap Growth Fund
American Beacon The London Company Income Equity Fund
American Beacon Twenty Four Strategic Income Fund
American Beacon Zebra Small Cap Equity Fund

AMERICAN BEACON SELECT FUND
American Beacon U.S. Government Money Market Select Fund

A-1

AMERICAN BEACON INSTITUTIONAL FUNDS TRUST
American Beacon Diversified Fund

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